UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19658 (Commission File Number)	75-2398532 (IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas (Address of principal executive offices)	75240 (Zip Code)

Registrant’s telephone number, including area code: (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2012 (the “Effective Date”), the Board of Directors of Tuesday Morning Corporation (the “Company”) approved an amendment (the “Second Amendment”) to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (the “2008 Plan”).  Pursuant to the Second Amendment the definition of “Change in Control” under the 2008 Plan was modified to provide that, with respect to awards granted under the 2008 Plan on or after the Effective Date, in the event that the Company’s stockholders approve a merger or consolidation of the Company with any other corporation (other than certain specified mergers or consolidations that would not generally be considered to constitute a change in control), a Change in Control will not be deemed to occur until the consummation of such merger or consolidation.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amendment to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: October 23, 2012	By:	/s/ Stephanie Bowman
Stephanie Bowman
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan